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                                    TERM NOTE
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$4,000,000                                                           May 5, 2000

         FOR VALUE RECEIVED, STRATEGIC DIAGNOSTICS INC., a Delaware corporation (the "Borrower"), with an address at 111 Pencader Drive, Newark, Delaware 19702, promises to pay to the order of PNC BANK, DELAWARE (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 222 Delaware Avenue, Wilmington, Delaware 19801, or at such other location as the Bank may designate from time to time, the principal sum of FOUR MILLION and 00/100 DOLLARS ($4,000,000), together with interest accruing on the outstanding principal balance from the date hereof, all as provided below:

         1. Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Margin for the Term Loan (as defined in the Loan Agreement (defined below)), for the applicable Euro-Rate Interest Period.

For purposes hereof, the following terms shall have the following meanings:

         "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Wilmington, Delaware.

         "Euro-Rate" shall mean, with respect to any amounts to which the Euro-Rate applies for the applicable Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Euro-Rate Interest Period for such amounts and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

         "Euro-Rate Interest Period" shall mean the period of one (1) month commencing on the date of disbursement of an advance (or the date of conversion of an advance to the Euro-Rate, as the case may be) and each successive period selected by the Borrower thereafter; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

         "Euro-Rate Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").



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         The Euro-Rate shall be adjusted with respect to any amounts to which the Euro-Rate applies on and as of the effective date of any change in the Euro-Rate Reserve Percentage. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

         If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate shall be suspended, and (b) the interest rate for all amounts then bearing interest under the Euro-Rate shall be converted at the expiration of the then current Euro-Rate Interest Period(s) to the Base Rate (as defined below).

          "Base Rate" means a rate of interest per annum which is at all times equal to the sum of (A) the Prime Rate plus (B) the otherwise Applicable Margin less (C) an amount equal to the Prime Rate minus the Euro-Rate on the last day of its availability. For purposes hereof, the term "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any amounts to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for amounts bearing interest under the Base Rate.

         In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans under the Euro-Rate, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate shall be suspended, and
(b) the interest rate on all amounts then bearing interest under the Euro-Rate shall be converted to the Base Rate either (i) on the last day of the then current Euro-Rate Interest Period(s) if the Bank may lawfully continue to maintain any indebtedness under the Euro-Rate to such day, or (ii) immediately if the Bank may not lawfully continue to maintain any indebtedness under the Euro-Rate.

Interest hereunder will be calculated on the basis of a year of 360 days for the actual number of days elapsed. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

         2. Payment of Interest. The Borrower shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for the portions hereunder bearing interest under the Base Rate, on the first day of each month during the


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term hereof, (b) for the portions hereunder bearing interest under the
Euro-Rate, on the last day of the respective Euro-Rate Interest Period for such portion, and (c) for all outstanding amounts, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full.

         3. Payment of Principal. Principal shall be due and payable in thirty-six (36) equal consecutive monthly installments in the amount of $111,111.11 each, commencing on June 5, 2000 and continuing on the fifth day of each month thereafter to and including May 5, 2003. Any outstanding principal and accrued interest shall be due and payable in full on May 5, 2003.

         If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to reasonable charges, fees and expenses (including reasonable attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

         4. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5.00%) of the amount of such payment or $100.00 (the "Late Charge"). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank's option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2.00%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank's exercise of any rights and remedies hereunder, under the other Loan Documents (as defined below) or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

         5. Prepayment. The Borrower shall have the right to prepay at any time and from time to time, in whole or in part, without penalty, any amount hereunder which is accruing interest under the Base Rate. If the Borrower prepays (whether voluntary, on default or otherwise) all or any part of any amount which is accruing interest under the Euro-Rate on any day other than the last day of the applicable Euro-Rate Interest Period, the Borrower shall pay to the Bank, on demand therefor, all amounts due pursuant to paragraph 6 below.



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         6. Yield Protection. The Borrower shall pay to the Bank, promptly after demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal
Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any of the Borrower's indebtedness (or any part thereof) bearing interest under the Euro-Rate which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof, (ii) the Borrower's revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance, or (iii) the Borrower's payment, prepayment or conversion of any advance bearing interest under the Euro-Rate on a day other than the last day of the applicable Euro-Rate Interest Period. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable promptly after demand.

         7. Other Loan Documents. This Note is issued in connection with a loan agreement between the Borrower and the Bank dated as of the date hereof (as amended, modified or renewed from time to time, the "Loan Agreement"), and the other agreements and documents executed in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively with the Loan Agreement, the "Loan Documents"), and is secured by the property described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

         8. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 90 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt and such acceleration would have a material adverse effect upon Borrower's business, operations, property (including, the Collateral) or prospects; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge or bond the judgment within thirty (30) days of the entry thereof; (viii) any material adverse change in any Obligor's business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor;
(xi) the death or legal incompetency of any individual Obligor or, if any


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Obligor is a partnership, the death or legal incompetency of any individual general partner; or (xii) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xiii) any Obligor's failure to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank. As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the Borrower's obligations to the Bank existing on the date of this Note or arising in the future.

         Upon the occurrence and during the continuance of an Event of Default:
(a) the Bank shall be under no further obligation to make advances hereunder;
(b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank's option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank's option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

         9. Power to Confess Judgment. The Borrower hereby empowers any attorney of any court of record, during the existence of any Event of Default hereunder, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney's commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney's fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

         No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs. Notwithstanding the attorney's commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys' fees that the Bank may recover from the Borrower shall not exceed the actual attorneys' fees incurred by the Bank.

         10. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower's money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower


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hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the
Borrower's right, title and interest in and to, all of the Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of PNC Bank Corp., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

         11. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the addresses for the Bank and the Borrower set forth above or to such other address as either may give to the other in writing for such purpose. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. No modification, amendment or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom will be effective unless made in a writing signed by the Bank. The Borrower agrees to pay promptly after demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank's written consent and the Bank at any time may assign this Note in whole or in part.

         This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. This Note will be interpreted and THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK's office indicated above is LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.


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         12. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL
RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

         WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ATTEST:                                  STRATEGIC DIAGNOSTICS INC.


By: /s/ Martha C. Ryder                  By: /s/ Arthur Koch              (SEAL)
    -------------------------                ----------------------------
Print Name: Martha C. Ryder              Print Name: Arthur Koch
Title:_____________________________      Title: COO


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